Exhibit (s)
Calculation of Filing Fee Tables

FORM N-2
(Form Type)

PROSPECT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	6.000% Notes due 2029	Rule 457(o) (1)	$97,000.00	100.000%	$97,000.00	0.0001381	$13.40
Fees to Be Paid	Debt	6.250% Notes due 2031	Rule 457(o) (1)	$10,000.00	100.000%	$10,000.00	0.0001381	$1.38
Fees to Be Paid	Debt	6.500% Notes due 2033	Rule 457(o) (1)	$0.00	100.000%	$0.00	0.0001381	$0.00
Fees Previously Paid
Carry Forward Securities

Total Offering Amounts						$107,000.00		$14.78
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$14.78
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(1)	The registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees relating to the registrant’s Registration Statement on Form N-2 (File No. 333-293349), which was filed with the Securities and Exchange Commission (the "SEC") on February 10, 2026 and automatically became effective upon filing with the SEC (the "Registration Statement"). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the Registration Statement.

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $107,000.00. The prospectus is a final prospectus for the related offering.